                                                                                                                                            Exhibit 99-C

                                                                     FORM OF CLIENT LETTER

                                                                                    CONECTIV

                                                                             Offer to Exchange
                                                                5.30% Series B Notes Due 2005
                                                                             for any and all
                                                                        5.30% Notes Due 2005

To Our Clients:

             Enclosed is a prospectus dated                    , 2002 (the "Prospectus") of Conectiv, a
Delaware corporation (the "Company"), and the related letter of transmittal (the "Letter of
Transmittal"), relating to the offer (the "Exchange Offer") by the Company to exchange the
Company's 5.30% Series B Notes due 2005 (the "Exchange Notes"), pursuant to a registered offering under the Securities Act of 1933, as amended (the "Securities Act") for a like principal amount of the Company's issued and outstanding 5.30% Notes due 2005 that were issued by the
Company in a private placement, which closed June 4, 2002 (the "Initial Notes"). The Exchange
Offer is being made in order to satisfy certain obligations of the Company contained in the
Registration Rights Agreement (as defined in the Prospectus).

            We are the holder of record and/or participant in the book-entry transfer facility of Initial
Notes held by us for your account. A tender of such Initial Notes can be made only by us as the record holder and/or participant in the book-entry transfer facility and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Initial Notes held by us for your account.

            Accordingly, we request instructions as to whether you wish us to tender any or all of the
Initial Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal.

            Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Initial Notes on your behalf in accordance with the provisions of the
Exchange Offer. Any Initial Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

            Your attention is directed to the following:

            1.             The Exchange Offer is for any and all Initial Notes and, therefore, is not conditioned upon any minimum number of Initial Notes being tendered.

            2.             The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer - Conditions."

            3.             Holders are responsible for paying brokerage discounts, commissions and fees, and transfer taxes, with respect to the exchange of the Initial Notes pursuant to the Exchange Offer.

            4.             The Exchange Offer expires at 5:00 p.m., New York City time, on
                                                  , 2002, unless extended by the Company.

            If you wish to have us tender your Initial Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of
Transmittal is furnished to you for information only and may not be used directly by you to tender Initial Notes.

                                                      INSTRUCTIONS WITH RESPECT TO
                                                                THE EXCHANGE OFFER

            The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer.

            This will instruct you whether to tender the Initial Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

             Please tender the Initial Notes held by you for my account as indicated below:

☐ Initial Notes Aggregate Principal Amount of Initial Notes Tendered
☐ Please do not tender any Initial Notes held by you for my account.
Dated: , 2002
Signature(s)
Please Print name(s) here
Address(es)
Area Code and Telephone Number(s)
Tax Identification or Social Security Number(s)

            None of the Initial Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all of the
Initial Notes held by us for your account and shall constitute agreement with the representations contained in the Letter of Transmittal.